Exhibit (c)(14)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose May 1, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Goldman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a product of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies named herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solicitation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

INVESTMENT BANKING DIVISION

Comparison of Series B Value

Status Quo GP Share Count

($ in millions)

Series B Value


$453
$270
$183
$309
$126
$183
Management @ 7.25% Discount Rate 10% Terminal Yield
Comparative Calculation @ 7.25% Discount Rate 10% Terminal Yield
PV of Distributions
PV of Terminal Value

Calculation of Series B Value

Management Presentation

Management used an implied terminal yield methodology on Series B cash flows instead of the conversion mechanic as per the agreement

2026E Series B Dist.	$ 48
Assumed Terminal Yield	10.0 %
Implied 2026 Series B Value	$ 479
(/) 2026E Discount Factor	1.77
Series B Discounted TV	$ 270
Discounted Distributions	$ 183
Total Series B Value	$ 453

Conversion Mechanism Methodology

2026E Series B Dist.	$ 48
(/) Series B Take	6.0 %
(+) Annual Series B Threshold	$ 30
Implied CF to IDR Holding LLC	$ 835
(-) Series B Dist.	$(48)
Implied GP Cash Flow	$ 787
(-) G&A	(2)
(-) Taxes (25.3%)	(199)
Total Implied 2026E GP DCF	$ 586
DCF Coverage Ratio	1.0 x
Total 2016E GP Dist. (Series A Dist.)	$ 586
Assumed Terminal Yield	10.0 %
Implied GP Market Cap in 2026	$ 5,861
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B	$ 3,861
(x) Series B Take	6.0 %
Implied 2026 Series B Value	$ 232
(/) 2026E Discount Factor	1.84
Series B Discounted TV	$ 126
Discounted Distributions	$ 183
Total Series B Value	$ 309

Management calculates terminal value using mid-year convention resulting a in discount factor of 1.77. Conversion Mechanism Methodology calculates terminal value using a year-end methodology resulting in a discount factor of 1.84

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 27-Apr-2018
Note: Series B value calculated as the PV of distributions through 2026 and the TV at year end 2026.

Executive Summary

2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Cost of Equity Comparison

INVESTMENT BANKING DIVISION

Calculation

	GP	Midstream	Management Identified Comps: Average	EQGP	TEGP	WGP
Levered Beta	1.22	1.26	0.95	0.96	1.02	0.87
Risk Free Rate	2.96 %	2.96 %	2.96 %	2.96 %	2.96 %	2.96 %
Equity Risk Premium (Duff & Phelps)	6.90	6.90	6.90	6.90	6.90	6.90
Cost of Equity	11.4 %	11.6 %	9.5 %	9.6 %	10.0 %	9.0 %

Comparative Calculation (with KPMG Equity Risk Premium)

	GP	Midstream	Management Identified Comps: Average	EQGP	TEGP	WGP
Levered Beta	1.22	1.26	0.95	0.96	1.02	0.87
Risk Free Rate	2.96 %	2.96 %	2.96 %	2.96 %	2.96 %	2.96 %
Equity Risk Premium (KPMG)	5.75	5.75 %	5.75 %	5.75 %	5.75 %	5.75 %
Cost of Equity	10.0 %	10.2 %	8.4 %	8.5 %	8.8 %	8.0 %

Growth Adjusted Yield

	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
GP Share Price	$ 17.31	$ 17.31	$ 17.31	$ 17.31	$ 17.31	$ 17.31	$ 17.31	$ 17.31	$ 17.31
Distribution	0.54	0.89	1.34	1.74	2.22	2.51	2.83	3.07	3.15
Adjusted Equity Yield	3.1 %	5.1 %	7.7 %	10.1 %	12.8 %	14.5 %	16.3 %	17.8 %	18.2 %

7 Yr Equity Yield Avg.	10.0 %
9 Yr Equity Yield Avg.	11.7

Source: Arkose Management Series B Valuation Analysis (26-Apr-2018), Axioma, Duff & Phelps and Bloomberg market data as of 27-Apr-2018
Note: Two year historical Levered Beta per Axioma. Risk Free Rate represents yield of 30-year U.S. Government Treasury Notes with 20 years remaining life. Equity Risk Premium per Duff & Phelps.

Executive Summary 3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Comparison of Series Value Status Quo GP Share Count B Distribution on Terminal 11.5% Discount Rate 10.0% Discount Rate $299 $273 Comparative Calculation 8% Terminal Yield Comparative Calculation 10% Terminal Yield Comparative Calculation 12% Terminal Yield Comparative Calculation 8% Terminal Yield Comparative Calculation 10% Terminal Yield Comparative Calculation 12% Terminal Yield PV of Distributions PV of Terminal Value PV of Distributions PV of Terminal Value Status Quo Corresponding GP Share Price $25.56 $22.52 $20.50 $28.18 $24.76 $22.49 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 27-Apr-2018 Note: Series B value calculated as the PV of distributions through 2026 and the TV at year end 2026. Executive Summary 4 $123 $239 $89 $217 $67 $150 $150 $150 $139 $261 $101 $236 $75 $161 $161 $161

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Implied GP Share Prices Pro Forma Arkose GP + Midstream | Illustrative 1.6x Exchange Ratio Median Analyst Implied Total Equity Value Market Implied Total Equity Value¹ 5% Equity Upside to Market Value² 10% Equity Upside to Market Value² 15% Equity Upside to Market Value² 20% Equity Upside to Market Value² 30% Equity Upside to Market Value² Premium to NBLX % Uplift from Current Equity Value $ Uplift from Current Equity Value Current GP Shares (+) Pro Forma Midstream Units (at 1.6 x Ech. Ratio) (+) Shares Issued to Series B Units @ 3.0 % PF Interest NA $ 0 186 301 11 5% $417 186 301 12 10% $875 186 301 12 15% $1,374 186 301 12 20% $1,916 186 301 12 30% $2,999 186 301 12 42% $4,237 186 301 12 62% $7,355 186 301 13 Total Pro Forma Shares Outstanding 498 498 499 499 499 499 499 500 % Change From Current Share Price (3)% 1% 6% 11% 16% 25% 37% 56% 2.5% 9.4 9.6 9.7 9.8 9.9 10.1 10.3 10.6 3.0 11.4 11.5 11.7 11.8 12.0 12.2 12.5 12.8 3.5 13.3 13.5 13.7 13.9 14.0 14.3 14.6 15.0 4.0 15.3 15.5 15.7 15.9 16.1 16.4 16.8 17.2 4.5 17.2 17.5 17.8 18.0 18.2 18.5 18.9 19.4 2.5% $ 158 $ 169 $ 179 $ 189 $ 200 $ 221 $ 247 $ 287 190 202 215 227 240 265 296 345 3.0 3.5 222 236 251 265 280 309 345 402 4.0 253 270 287 303 320 353 394 460 4.5 285 304 322 341 360 397 444 517 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 27-Apr-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. 1 Assumes current market price and series B converts into SQ GP market cap. 2 Assumes pro forma GP trades at a 5%, 10%, 15%, 20% and 30% premium to current market valuation assuming Series B units convert into SQ GP market cap. Executive Summary 5 B Interest (Based on Pro Forma Series B Take Implied Value of Series Implied GP Share Price) Current Prices GP: $17.31 Midstream: $26.82 Pro Forma Series B Take Implied # of GP Share Issued for Series B Implied GP Share Price $ 16.72 $ 17.55 $ 18.38 $ 19.21 $ 20.04 $ 21.69 $ 23.75 $ 27.01 Implied Pro Forma Equity Value $ 8,330 $ 8,747 $ 9,163 $ 9,580 $ 9,996 $ 10,829 $ 11,861 $ 13,496

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Implied GP Share Prices (con’t) Pro Forma Arkose GP + Midstream | Illustrative 1.8x Exchange Ratio Median Analyst Implied Total Equity Value Market Implied Total Equity Value¹ 5% Equity Upside to Market Value² 10% Equity Upside to Market Value² 15% Equity Upside to Market Value² 20% Equity Upside to Market Value² 30% Equity Upside to Market Value² Premium to NBLX % Uplift from Current Equity Value $ Uplift from Current Equity Value Current GP Shares (+) Pro Forma Midstream Units (at 1.8 x Ech. Ratio) (+) Shares Issued to Series B Units @ 3.0 % PF Interest NA $ 0 186 338 12 5% $417 186 338 12 10% $875 186 338 13 15% $1,374 186 338 13 20% $1,916 186 338 13 30% $2,999 186 338 13 42% $4,237 186 338 13 62% $7,355 186 338 14 Total Pro Forma Shares Outstanding 537 537 537 537 537 538 538 538 % Change From Current Share Price (10)% (6)% (1)% 3% 7% 16% 27% 45% 2.5% 10.2 10.3 10.5 10.6 10.7 10.9 11.1 11.4 3.0 12.2 12.4 12.6 12.8 12.9 13.2 13.4 13.8 3.5 14.3 14.6 14.8 14.9 15.1 15.4 15.7 16.1 4.0 16.4 16.7 16.9 17.1 17.3 17.7 18.0 18.5 4.5 18.6 18.9 19.1 19.4 19.6 20.0 20.4 20.9 2.5% $ 158 $ 169 $ 179 $ 189 $ 200 $ 221 $ 247 $ 287 190 202 215 227 240 265 296 345 3.0 3.5 222 236 251 265 280 309 345 402 4.0 253 270 287 303 320 353 394 460 4.5 285 304 322 341 360 397 444 517 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 27-Apr-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. 1 Assumes current market price and series B converts into SQ GP market cap. 2 Assumes pro forma GP trades at a 5%, 10%, 15%, 20% and 30% premium to current market valuation assuming Series B units convert into SQ GP market cap. Executive Summary 6 B Interest (Based on Pro Forma Series B Take Implied Value of Series Implied GP Share Price) Current Prices GP: $17.31 Midstream: $26.82 Pro Forma Series B Take Implied # of GP Share Issued for Series B Implied GP Share Price $ 15.52 $ 16.29 $ 17.06 $ 17.83 $ 18.60 $ 20.14 $ 22.05 $ 25.07 Implied Pro Forma Equity Value $ 8,330 $ 8,747 $ 9,163 $ 9,580 $ 9,996 $ 10,829 $ 11,861 $ 13,496

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Additional Reference Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Conversion Calculation For Series B Units of Arkose IDR LLC

INVESTMENT BANKING DIVISION

Series B Conversion Into Status Quo GP Shares

20 Trading-Day GP VWAP (Current)	$ 16.25
(x) Common Shares Outstanding	186
GP Market Cap	$ 3,026
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 1,026
(x) Series B Take	6.0 %
Class B Share	$ 62
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 62
(/) Vested Units Outstanding	98.6
Per Vested B Unit Entitlement	$ 0.62
(x) Vested Units Redeemed	98.6
(/) 20 Day GP VWAP (Current)	$ 16.25
Conversion - Common Shares Issued	4

Memo: illustrative assumption → (/) Vested Units Outstanding

Management Case Conversion into Pro Forma Market Cap

GP Share Price[1]	$ 19.63
(x) Common Shares Outstanding	487
Pro Forma GP Market Cap	$ 9,559
(-) $2.0bn Threshold	(2,000)
Equity Value Subject to Series B Take	$ 7,559
(x) Series B Take (Illustrative Assumption)	3.0 %
Class B Share	$ 227
(x) Units Outstanding	100 %
(x) Percent Vested	100 %
Total Entitlement	$ 227
(/) Vested Units Outstanding	98.6
Per Vested B Unit Entitlement	$ 2.30
(x) Vested Units Redeemed	98.6
(/) 20 Day GP VWAP	$ 19.63
Conversion - Common Shares Issued	12

GP Buys Midstream Transaction

Pro Forma Share Count (Illustrative)

Common GP Shares Outstanding	186.2
Midstream Units Outstanding	188.0
Exchange Ratio (Illustrative)	1.60 x
Shares Issued to Midstream	300.8
Total Pro Forma Shares Outstanding	487.0

Source: GP 424 B4 filing dated 05-May-2017 and GP IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016; Bloomberg market data as of 27-Apr-2018
[1] $19.63 20-trading day VWAP actual observed 20-day VWAP for 1-Sep-2017 – 29-Sep-2017.

Additional Reference Materials

8

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Implied Series B Value

Dividend Discount Model Through Series B Redemption in 2026 | ($ in millions)

Management Case Replication

GP Shares outstanding: 186

Status Quo Series B Dividend Discount Model

	Management Forecast					Illustrative Extension of Projections			
	2018E[1]	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
Midstream LP DPU	$ 1.33	$ 2.21	$ 2.85	$ 3.42	$ 4.10	$ 4.51	$ 4.96	$ 5.31	$ 5.41
Midstream LP DPU Y.o.Y. Growth		29 %	29 %	20 %	20 %	10 %	10 %	7 %	2 %
Discount Period | Distributions	0.38	1.25	2.25	3.25	4.25	5.25	6.25	7.25	8.25
Discount Factor | Distributions	0.97	0.92	0.85	0.80	0.74	0.69	0.65	0.60	0.56
Discount Period | TV	0.88	1.75	2.75	3.75	4.75	5.75	6.75	7.75	8.75
Discount Factor | TV	0.94	0.88	0.82	0.77	0.72	0.67	0.62	0.58	0.54
GP DPS	$ 0.43	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.51	$ 2.83	$ 3.07	$ 3.15
Y.o.Y. Growth		107 %	51 %	30 %	28 %	13 %	13 %	9 %	2 %
Terminal Yield									10.0 %
Terminal Value									$ 31.48
Implied Future Market Cap									$ 5,861
Discount Rate	7.3 %								
Discounted Distributions	$ 0.42	$ 0.81	$ 1.14	$ 1.39	$ 1.65	$ 1.74	$ 1.83	$ 1.85	$ 1.77
Discounted Terminal Value									17.06
Implied GP Share Price	$29.65								
Series B Cash Flows	$ 2	$ 9	$ 23	$ 25	$ 34	$ 38	$ 43	$ 47	$ 48
Memo: MGMT Series B CF	2	9	23	25	34	38	43	47	48
Y.o.Y. Growth		325 %	165 %	9 %	37 %	14 %	13 %	9 %	3 %
Terminal Value Based on DDM-Implied Future GP Market Cap									$ 232
Implied Shares Issued to Series B									7.4
Discounted Distributions	$ 2	$ 8	$ 19	$ 20	$ 25	$ 26	$ 28	$ 28	$ 27
Discounted Terminal Value									126
Implied PV of Distributions	$ 183								
Implied PV of Terminal Value	126								
Implied Series B Value	309								

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 27-Apr-2018
Note: Assumes transaction date of 1-Jan-2018. Assumes mid-year convention starting Q2 2018.
[1] 2018E adjusted for Q1 distributions paid.

Additional Reference Materials 9

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Implied Series B Value (Cont’d) Series B & GP Dividend Discount Model | ($ in millions) PV of Distributions PV of Terminal Value Total Value 8.0% 10.0% 12.0% 8.0% 10.0% 12.0% 8.0% 10.0% 12.0% 7.25% $ 126 $ 126 $ 94 $ 309 $ 309 $ 277 9.00 150 109 81 319 277 250 10.00 139 101 75 299 261 236 11.50 123 89 67 273 239 217 12.50 114 83 62 257 226 205 DDM Implied GP Share Price 8.0% 10.0% 12.0% 7.25% 9.00 10.00 11.50 12.50 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 27-Apr-2018 Additional Reference Materials 10 $ 33.92$ 29.65$ 26.81 30.1226.4223.95 28.1824.7622.49 25.5622.5220.50 23.9821.1719.30 Cost of Equity Corresponding GP Illustrative Implied Terminal Yield $ 183$ 183$ 183 168168168 161161161 150150150 143143143 Cost of Equity Series B Illustrative Implied Terminal Yield Illustrative Implied Terminal Yield Illustrative Implied Terminal Yield

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Reconciliation from Series B Distributions to GP DPS ($ in millions) | Management Case Replication Reconciliation from Series B Distributions to GP DPS 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E Series B Dist Payable Incremental Series B Dist Declared $ 2 5 $ 9 4 $ 23 (3) $ 25 1 $ 34 0 $ 38 0 $ 43 0 $ 47 0 $ 48 0 Total Series B Value $ 7 $ 12 $ 20 $ 26 $ 34 $ 38 $ 43 $ 47 $ 48 (/) Series B Take (+) Annual Series B Threshold 6.0% $ 30 6.0% $ 30 6.0% $ 30 6.0% $ 30 6.0% $ 30 6.0% $ 30 6.0% $ 30 6.0% $ 30 6.0% $ 30 (-) Series B Dist. (2) (9) (23) (25) (34) (38) (43) (47) (48) (-) G&A (-) Taxes (2) (34) (2) (56) (2) (85) (2) (110) (2) (140) (2) (158) (2) (179) (2) (194) (2) (199) GP Shares Outstanding 186 186 186 186 186 186 186 186 186 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 27-Apr-2018 Additional Reference Materials 11 Implied GP DPS$ 0.56$ 0.91$ 1.32$ 1.75$ 2.22$ 2.51$ 2.83$ 3.07$ 3.15 Total Implied 2026E GP DCF$ 105$ 169$ 246$ 326$ 413$ 467$ 527$ 572$ 586 Implied GP Cash Flow$ 141$ 227$ 333$ 437$ 556$ 628$ 707$ 768$ 787 Implied CF to IDR Holding LLC$ 143$ 236$ 355$ 462$ 589$ 666$ 750$ 815$ 835